Exhibit (s)(6)

DOUBLELINE SHILLER CAPE® ENHANCED INCOME FUND

(the “Fund”)

SECRETARY’S CERTIFICATE

I, Cris Santa Ana, solely in my capacity as Secretary of the Fund, hereby certify on behalf of the Fund, pursuant to Rule 483(b) under the Securities Act of 1933, as amended, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Fund held on August 19, 2021:

Approval of Powers of Attorney

RESOLVED, that the forms, terms and provisions of the Powers of Attorney (each a “Power of Attorney”), with respect to each Trustee or officer of the Fund be, and they hereby are, approved, ratified, and accepted in all respects and that the signature of the name of any officer or Trustee of a Trust signed to a registration statement of a Trust in accordance with the terms of an executed Power of Attorney, be and it hereby is, authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Fund as of this 19th day of August, 2021.

By:	/s/ Cris Santa Ana
Name: Cris Santa Ana
Secretary